Exhibit 99.1
STOCK OPTION AGREEMENT
          THIS AGREEMENT is made as of                    by and between MINRAD INTERNATIONAL, INC., a Delaware corporation, (the “Company”) and                     (the “Optionee”).
          WHEREAS, the Company has the adopted MINRAD INTERNATIONAL, INC. 2004 Stock Option Plan (the “Plan”); and
          WHEREAS, the Plan provides for grants of options to persons otherwise eligible under the Plan; and
          WHEREAS, the Company desires to grant to the optionee one or more Qualified Stock Options under the Plan to acquire an aggregate of                      shares of common stock of the Company, $.0l par value per share (the “Stock”), as options issued for the first time, on the terms set forth below.
          NOW, THEREFORE, the parties hereby agree as follows:
1. Definitions.
(a)	“Cause” shall mean the engaging by Optionee in illegal conduct that is materially and demonstrably injurious to the Company unless otherwise defined in an agreement between Optionee and the Company;

(b)	A “Change in Control” shall mean an Ownership Change Event (as defined below) or a series of related Ownership Change Events (collectively, a “Transaction”) wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of a Transaction described in Section 1(c)(iii), the corporation or other business entity to which the assets of the Company were transferred (the “Transferee”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Board shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

(c)	An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

(d)	“Person” shall mean an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a government agency or political subdivision thereof.

(e)	Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.
2. Grant of Options

     The Optionee is hereby granted one or more Incentive Stock Otions as indicated under Section 4 (the “Options”) to purchase and aggregate of                     shares, pursuant to the terms of this Agreement.
3. Option Price.
     The exercise price of the Options shall be $                     per share of Stock (“Exercise Price”) issuable pursuant to the exercise thereof.
4. Conditions to Exercisability.
     The Options shall become exercisable with respect to the shares of Stock covered by the Option as follows:

Last Exercise/
Number of Shares	First Exercise Date	Expiration Date

5. Change in Control
(a)	Cancellation and Cash Out of Exercisable Options After Change in Control

Upon the occurrence of a Change in Control, all exercisable Options shall be cancelled, effective immediately. In full consideration of such cancellation the Company shall pay to the Optionee an amount in cash, with respect to each underlying share of Stock, equal to the excess, if any, of (1) the value, as determined by the Board in good faith of securities and/or property (including cash) received by such holders of shares of Stock as a result of such Change in Control (“Change in Control Price”) over (2) the Exercise Price. In addition, the Company shall pay to Optionee the aggregate amount of $1.00 in cash in full consideration for the cancellation of all exercisable Options the Exercise Price of which is equal to or greater than the Change in Control Price.

(b)	Cancellation and Cash Out of Unexercisable Options Upon Termination Without Cause After Change in Control or After 180 Days After a Change in Control

Upon the occurrence of a Change in Control, all unexercisable Options shall be cancelled, effective immediately, and converted into the right to receive an amount in cash. Each underlying share of Stock shall be converted into the right to receive an amount in cash equal to the excess, if any, of (1) the Change in Control Price over (2) the Exercise Price. In addition, any and all unexercisable Options the Exercise Price of which is equal to or greater than the Change in Control Price will be converted in the right to receive the aggregate amount of $1.00 in full consideration for the cancellation of all such unexercisable Options. No payment shall be made under this Section 5(b) until the earlier to occur of (i) the termination of the Optionee’s employment with the Company without Cause after such Change in Control or (ii) one hundred eighty (180) days after the occurrence of such Change in Control, on which date the Company shall pay to the Optionee any amounts that the Optionee has the right to receive under this Section 5(b).
6. Period of Options.
     The Options shall expire on the earliest to occur of:

(a)	The fifth anniversary of the date each Option first becomes exercisable under this Agreement;

(b)	Except in the case of a termination without Cause after a Change in Control as set forth in Section 5(b), one (1) month following termination of the Optionee’s employment with or service to the Company (as the case may be) for any reason other than death or permanent and total disability within the meaning of Section 22(e)(3) of the Code (or any successor provision);

(c)	One (1) year following termination of the Optionee’s employment with or service to the Company by reason of the Optionee’s death or by reason of the Optionee becoming permanently and totally disabled within the meaning of Section 22(e)(3) of the Code (or any successor provision). In the event of the death of the Optionee, the executors, administrators, legatees or distributees of the estate of the Optionee, and in the event of the Optionee’s permanent and total disability (as defined above), the guardian or legal representatives of the Optionee, shall have the right to exercise the Options in accordance with paragraph 6 hereof. In the event the Options are exercised by the executors, administrators, legatees or distributees of the estate of the Optionee, or the guardian or legal representative of the Optionee, the Company shall be under no obligation to issue shares of Stock hereunder unless and until the Company is satisfied that the person (or persons) exercising the Options is the duly appointed executor or administrator or the proper legatee or distributed of the estate of the Optionee, or duly appointed guardian or legal representative of the Optionee, as the case may be.
7. Exercise of Options.
(a)	The Options shall be exercised with respect to that portion or all of the Options that shall have become exercisable in the following manner. The Optionee shall deliver to the Company written notice specifying the number of shares of Stock which the Optionee elects to purchase. The Optionee must include with such notice full payment of the exercise price for the Stock being purchased pursuant to such notice. Payment of the exercise price must be made in cash or in shares of Stock having a Fair Market value equal to such Option price or in a combination of cash and Stock. In lieu of full payment of the exercise price in cash, upon request of the Optionee, the Company may, in its discretion, allow Optionee to exercise the Options or a portion thereof through a cashless exercise procedure described in the Plan. On exercise of the Options, if the Company is required by law to withhold for the payment of taxes arising with respect to such exercise, such notice of exercise shall also be accompanied by payment in cash or in shares of Stock already owned of the amount of any taxes, which are required by law to be so withheld.

(b)	Upon the disposition of shares of Stock acquired pursuant to the exercise of the Options, the Company shall have the right to require the payment of the amount of any taxes, which are required by law to be withheld with respect to such disposition, if any.

(c)	The Optionee will not be deemed to be a holder of any shares of Stock pursuant to exercise of Options until the date of the issuance of a stock certificate for such shares and until such shares shall have been paid for in full.
8. Requirements of Law.
     By accepting the Options, the Optionee represents and agrees for the Optionee and his or her transferees by will or the laws of descent and distribution that, unless a registration statement under the Securities Act of 1933, as amended, is in effect as to shares of Stock purchased upon the exercise of the Options, (a) any and all shares so purchased shall be acquired for the Optionee’s personal account and not with a view to or for the sale in connection with any distribution and (b) any certificate or certificates for shares of Stock purchased upon exercise of the Options may contain a legend, in form and content acceptable to the

Company, setting forth the restricted nature of such shares of Stock. No certificate or certificates for shares of Stock purchased upon exercise of this Options shall be issued and delivered unless and until, in the opinion of legal counsel for the Company, such shares may be issued and delivered without causing the Company to be in violation of or incur any liability under federal, state or other securities law or any other requirement of law of any regulatory body having jurisdiction over the Company.
9. Notices.
     Any notice to be given hereunder shall be in writing and shall be deemed given when delivered personally, sent by courier or telecopy or registered or certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice of hereunder in writing:

To Optionee at:

To the Company at:	MINRAD INTERNATIONAL INC.
50 Cobham Drive
Orchard Park, New York 14127
Attention: Rich Tamulski
Phone: (716) 855-1068 x202
Fax: (716) 855-1078

With a copy to:	Hodgson Russ LLP
The Guaranty Building
140 Pearl Street, Suite 100
Buffalo, New York 14202
Attn: Robert B. Fleming, Jr., Esq.
     Any notice delivered personally or by courier under this Section shall be deemed given on the date delivered and any notice sent by telecopy or registered or certified mail, postage prepaid, return receipt requested, shall be deemed given on the date telecopied or mailed.
10. Governing Law.
     This agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of laws principles.
11. Construction.
     This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are hereby incorporated herein as provisions of this Agreement. If there is a conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan will govern. By signing this Agreement, the Optionee confirms that he has received a copy of the Plan and has had an opportunity to review the contents thereof.
12. Counterparts; Facsimile Signatures.

          This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Either party may execute this Agreement by facsimile signature and the other party will be entitled to rely on such facsimile signature as evidence that this Agreement has been duly executed by such party.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MINRAD INTERNATIONAL INC.

By:
Name:
Title:

OPTIONEE:

By: